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                                                                   Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into the Post-Effective Amendment No. 1 to Registration No. 333-34482 of Kramont Realty Trust on Form S-4, and Registration No. 333-39734 of Kramont Realty Trust on Form S-8, of our report dated February 28, 2001, relating to the consolidated financial statements and schedules of Kramont Realty Trust included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.



/s/ BDO SEIDMAN, LLP

New York, New York
March 30, 2001

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